                                                                   EXHIBIT 99(a)



                     HARBINGER N.V. AND SUBSIDIARIES

                     (A DEVELOPMENT STAGE ENTERPRISE)


                     Consolidated accounts for the years
                     ended December 31, 1995 and
                     1994 and for the one-month period
                     ended December 31, 1993

Harbinger N.V. and subsidiaries



CONTENTS

Independent Auditor's Report                                    2

Consolidated Balance Sheets                                     3

Consolidated Statements of Operations                           4

Consolidated Statements of Shareholder's Equity                 5

Consolidated Statements of Cash Flows                           6

Notes to Consolidated Financial Statements                      8

Harbinger N.V. and subsidiaries


INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Harbinger N.V. and subsidiaries


We have audited the accompanying consolidated balance sheets of Harbinger N.V. and subsidiaries as of December 31, 1995, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity, and cash flows for the two years ended December 31, 1995 and 1994 and the one month ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's managment. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harbinger N.V. and subsidiaries as of December 31, 1995, 1994 and 1993 and the results of their operations and their cash flows for the two years ended December 31, 1995 and 1994 and one month ended December 31, 1993 in conformity with U.S. generally accepted accounting principles.

The Hague, June 5, 1996

KPMG Accountants N.V.

/s/ KPMG Accountants N.V.

Harbinger N.V. and subsidiaries



CONSOLIDATED BALANCE SHEETS
(as of December 31, 1995, 1994 and 1993)

- -----------------------------------------------------------------------------------------------------
                                                                     1995          1994          1993
- -----------------------------------------------------------------------------------------------------
(in US$)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                         940,230     1,247,087     2,437,334
Accounts receivable                                                31,345             -             -
Prepayments                                                         1,148         2,619             -
Other current assets                                              108,982        15,692         2,135
                                                            -----------------------------------------

TOTAL CURRENT ASSETS                                            1,081,705     1,265,398     2,439,469

Property and equipment, less accumulated depreciation              84,297        84,914             -
Software development costs                                              -        14,203             -
                                                            -----------------------------------------
                                                                1,166,002     1,364,515     2,439,469
                                                            =========================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade                                            68,455        44,659        32,206
Accounts payable, related parties                                 469,000        53,615       197,702
Accrued payroll and related costs                                 209,294       107,545             -
Other current liabilities                                          15,266         2,835             -
                                                            -----------------------------------------
TOTAL CURRENT LIABILITIES                                         762,015       208,654       229,908
                                                            -----------------------------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, Dfl. 1.00 par value; 1,000,000 shares
authorized, no shares issued and outstanding at
December 31, 1995, 1994 and 1993
Common stock, Dfl. 1.00 par value (US$ 0.62, 0.58
and 0.52, respectively); 9,000,000 shares authorized,
3,295,500, 2,540,000 and 2,500,000 shares issued and
outstanding at December 31, 1995, 1994 and 1993,
respectively                                                    1,796,646     1,325,416     1,302,083
Additional paid-in capital                                      1,504,528     1,220,084     1,197,917
Deficit accumulated during the development stage               (3,164,968)   (1,564,896)     (269,065)
Cumulative effect of foreign currency translation                 267,781       175,257       (21,374)
                                                            -----------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                        403,987     1,155,861     2,209,561
                                                            -----------------------------------------
                                                                1,166,002     1,364,515     2,439,469
=====================================================================================================

See accompanying notes to consolidated financial statements

Harbinger N.V. and subsidiaries



CONSOLIDATED STATEMENTS OF OPERATIONS

(for the years ended December 31, 1995 and 1994 and the one-month period ended December 31, 1993)

- -----------------------------------------------------------------------------------------------------
                                                       Cumulative        1995       1994         1993
                                                         since
                                                       inception
- -----------------------------------------------------------------------------------------------------
(in US$)
Revenues                                                   49,941      49,941          -            -

Direct costs                                              143,094      91,272     51,822            -
                                                     ------------------------------------------------
Gross margin                                              (93,153)    (41,331)   (51,822)           -

Operating costs:
Selling and marketing                                     143,743      47,987     95,756            -
General and administrative                              2,752,349   1,432,566  1,043,743      276,040
Depreciation and amortization                              37,238      25,793     11,445            -
Write-off of software development costs                    25,119      25,119          -
Recharged and other                                       (15,863)    (15,863)         -            -
                                                     ------------------------------------------------

Total operating costs                                   2,942,586   1,515,602  1,150,944      276,040

Operating loss                                         (3,035,739) (1,556,933)(1,202,766)    (276,040)

Interest income                                          (105,550)    (29,866)   (68,692)      (6,992)
Foreign currency exchange loss                            234,779      73,005    161,757           17
                                                     -------------------------------------------------
Net loss                                               (3,164,968) (1,600,072)(1,295,831)    (269,065)
======================================================================================================





See accompanying notes to consolidated financial statements

Harbinger N.V. and subsidiaries



CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(for the years ended December 31, 1995 and 1994 and the one-month period ended December 31, 1993)

- ---------------------------------------------------------------------------------------------------------
                                 Common stock            Additional  Deficit    Cumulative        Total
                                                          paid-in  accumulated  effect of         share-
                                                          capital  during the    foreign         holders'
                                                                   development   currency         equity
                            -------------------------                 stage    translation
                             Shares           Amount
- ---------------------------------------------------------------------------------------------------------
(in US$)

Balance at inception

Sale of common
stock                       2,500,000        1,302,083    1,197,917                            2,500,000
Net loss 1993                                                          (269,065)                (269,065)
Change in cumulative
effect                                                                              (21,374)     (21,374)
                           -----------------------------------------------------------------------------
Balance at
December 31, 1993           2,500,000        1,302,083    1,197,917    (269,065)    (21,374)   2,209,561

Sale of common
stock                          40,000           23,333       22,167                               45,500
Net loss 1994                                                        (1,295,831)              (1,295,831)
Change in cumulative
effect                                                                              196,631      196,631
                           -----------------------------------------------------------------------------
Balance at
December 31, 1994           2,540,000        1,325,416    1,220,084  (1,564,896)    175,257    1,155,861

Sale of common
stock                         750,000          468,244      281,756                              750,000
Exercise of stock
options                         5,500            2,986        2,688                                5,674
Net loss 1995                                                        (1,600,072)              (1,600,072)
Change in cumulative
effect                                                                               92,524       92,524
                           -----------------------------------------------------------------------------
Balance at
December 31, 1995           3,295,500        1,796,646    1,504,528  (3,164,968)    267,781      403,987
========================================================================================================





See accompanying notes to consolidated financial statements

Harbinger N.V. and subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
(for the years ended December 31, 1995 and 1994 and the one-month period ended December 31, 1993)

- -------------------------------------------------------------------------------------------------------------------------
                                                Cumulative           1995             1994           1993
                                                  since
                                                inception
- -------------------------------------------------------------------------------------------------------------------------
(in US$)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                        (3,164,968)       (1,600,072)       (1,295,831)      (269,065)

ADJUSTMENTS TO RECONCILE NET
LOSS TO NET CASH USED IN
OPERATING ACTIVITIES

Depreciation and amortization                       37,238            25,793            11,445              -
Write-off of software development costs             25,119            25,119                 -              -

CHANGES IN:
Accounts receivable                                (31,267)          (31,267)                -              -
Prepayments                                           (814)            1,685            (2,499)             -
Accounts payable, related parties                  450,317           409,938          (159,644)       200,023
Other current assets                              (106,625)          (91,764)          (12,701)        (2,160)
Accounts payable, trade                             60,906            20,041             8,280         32,585
Accrued payroll and related costs                  195,239            92,597           102,642              -
Other current liabilities                           14,870            12,164             2,706              -
                                                -------------------------------------------------------------
Net cash used in operating
activities                                      (2,519,985)       (1,135,766)       (1,345,602)       (38,617)
                                                =============================================================

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment               (105,611)          (13,124)          (92,487)             -
Additions to software development costs            (28,354)          (14,798)          (13,556)             -
                                                -------------------------------------------------------------
Net cash used in investing activities             (133,965)          (27,922)         (106,043)             -
                                                =============================================================

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of
common stock                                     3,295,500           750,000            45,500      2,500,000
Exercise of stock options                            5,674             5,674                 -              -
                                                -------------------------------------------------------------
Net cash provided by
financing activities                             3,301,174           755,674            45,500      2,500,000
                                                =============================================================

To carry forward                                   647,224          (408,014)       (1,406,145)     2,461,383

Harbinger N.V. and subsidiaries



- -------------------------------------------------------------------------------------------------------------------------
                                                 Cumulative           1995             1994           1993
                                                   since
                                                 inception
- -------------------------------------------------------------------------------------------------------------------------
(in US$)
BROUGHT FORWARD                                    647,224           (408,014)      (1,406,145)     2,461,383

Effects of exchange rates on cash                  293,006            101,157          215,898        (24,049)
                                                -------------------------------------------------------------

Net increase (decease) in cash and
cash equivalents                                   940,230           (306,857)      (1,190,247)     2,437,334
Cash and cash equivalents
at beginning                                             -          1,247,087        2,437,334              -
                                                -------------------------------------------------------------
Cash and cash equivalents at end                   940,230            940,230        1,247,087      2,437,334
                                                =============================================================

See accompanying notes to consolidated financial statements

        Harbinger N.V. and subsidiaries

        Notes to Consolidated Financial Statements
        (for the years ended December 31, 1995 and 1994 and the one-month period ended December 31, 1993)

1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Business and Presentation

        Harbinger N.V. (the "Company") is a development stage enterprise. The Company's primary business will be to develop, market and support software products and provide computer communications network and consulting services to enable businesses to engage in electronic commerce.

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

        Principles of consolidation

        The consolidated financial statements include the financial statements of Harbinger N.V. in the Netherlands and the two wholly-owned subsidiaries, Harbinger GmbH in Germany as of April 12, 1995, and Harbinger Ltd. in the United Kingdom as of December 7, 1994.

        All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

        Cash and cash equivalents

        The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

        Property and equipment

        Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:
        Computer and communications equipment   3 - 5 years
        Furniture and fixtures                  10 years
        Machinery and equipment                 3 years

        Software development costs

        The Company capitalizes certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to Be Sold, Leased, or Otherwise Marketed".

        Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development until technological feasibility has been established for the product or enhancement.

        Thereafter, all software production costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

        Harbinger N.V. and subsidiaries

        Software development costs are amortized on a product-by-product basis at the greater of the amounts computed using (a) the ratio of current gross revenues for a product or enhancement to the total current and anticipated future gross revenues for that product or enhancement or (b) the straight-line method over the remaining estimated economic life of the product or enhancement, not to exceed five years. The Company evaluates the recoverability of its software development costs at each period end using the undiscounted estimated future cash flows expected to be derived from the software product or enhancement. If such evaluation indicates a potential impairment, the Company uses fair value in determining the amount of software development costs that should be charged to expense.

        INCOME TAXES

        The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents and accounts receivable, accounts payable and accrued payroll and related costs approximate fair value due to the short-term maturities of these assets and liabilities.

        FOREIGN CURRENCY TRANSLATION

        Foreign currency financial statements of the Company's subsidiaries and the consolidated financial statements of the Company are translated into U.S. dollars at current exchange rates, except for revenues, costs and expenses and net losses which are translated at average exchange rates during each reporting period. Net exchange gains or losses resulting from the translation of assets and liabilities of the Company's subsidiaries were not significant to the Company's consolidated financial statements.

2       PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at December 31, 1995 and 1994:

       -------------------------------------------------------------------
                                                      1995          1994
       ===================================================================
       (in US$)

       Computer and communications equipment           70,555       54,141
       Furniture and fixtures                          38,140       34,076
       Machinery and equipment                          9,409        8,688
                                                      -------       ------
                                                      118,104       96,905
       Less: Accumulated depreciation                 (33,807)     (11,991)
                                                      --------      ------
                                                       84,297       84,914
       ===================================================================



                                      9

                                     F-11
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        Harbinger N.V. and subsidiaries

3       INCOME TAXES

        The provision for income taxes includes income taxes deferred because of temporary differences between the consolidated financial statement and tax bases of assets and liabilities and any increase or decrease in the valuation allowance for deferred income tax assets.

        Income tax benefit is zero for the years ended December 31, 1995, 1994 and 1993.

        The significant components of the deferred income tax benefit for the years ended December 31, 1995, 1994 and 1993 are summarized as follows:


        -------------------------------------------------------------------------------
                                                   1995            1994           1993
        -------------------------------------------------------------------------------
        (in US$)

        Deferred income tax benefit             560,025         453,541         94,173
        Increase in the beginning of the
        year balance of the valuation
        allowance for deferred income
        tax assets                              560,025         453,541         94,173
                                                --------------------------------------
                                                      -               -              -
        ==============================================================================

        The income tax effects of the temporary differences that give rise to the Company's deferred income tax assets and liabilities as of December 31, 1995, 1994 and 1993 are not significant.

        Income tax benefit differs from the amounts computed by applying the statutory income tax rate of 35% to loss before income taxes as a result of the following:

        -------------------------------------------------------------------------------
                                                   1995            1994           1993
        -------------------------------------------------------------------------------
        (in US$)

        Computed "expected" income
        tax benefit                             560,025         453,541         94,173
        Increase in the valuation
        allowance for the deferred
        income tax assets                       560,025         453,541         94,173
                                                --------------------------------------
                                                      -               -              -
        ==============================================================================

        Under SFAS No. 109, deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance is then established to reduce the deferred income tax assets to the level at which it is "more likely than not" that the tax benefits will be realized.

        Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) taxable income in the current year or prior years that is available through carryback, (2) future taxable income that will result from the reversal of existing taxable temporary differences and (3) future taxable income generated by future operations.

        At December 31, 1995, the Company has NOL carryforwards for tax purposes (translated at the December 31, 1995 exchange rate) of approximately $3.2 million which can be used indefinitely.



                                      10

                                     F-12
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        Harbinger N.V. and subsidiaries

4       SHAREHOLDERS' EQUITY

        Stock option plan

        There is a stock option plan for key employees and for nonemployee directors.

        The total number of shares for which options may be granted under the key employees shall not exceed 300,000 shares of common stock. Participation in the plan is allowed for persons in a regular employment of Harbinger N.V., a subsidiary or a parent.

        The total number of shares for which options may be granted under the nonemployee directors shall not exceed 100,000 shares of common stock. Participation in the plan is allowed for each member of the Harbinger N.V. Board of Directors or the Board of Directors of any parent or subsidiary, who is not otherwise an employee or officer of Harbinger N.V.

        The following table summarizes option activity since inception:

        -----------------------------------------------------------------------
                                                    Stock options
                                           ------------------------------------
                                           Number                         Range
        -----------------------------------------------------------------------
                                                            (in Dutch guilders)
        January 1, 1994                        -          -       -          -
        Granted                          220,500       1.90       -       1.90
        Exercised                              -          -       -          -
        Forfeited/canceled                     -          -       -          -
                                         -------------------------------------
        December 31, 1994                220,500       1.90       -       1.90
        Granted                           35,000       1.74       -       1.90
        Exercised                         (5,500)      1.90       -       1.90
        Forfeited/canceled               (43,500)      1.90       -       1.90
                                         -------------------------------------
        December 31, 1995                206,500       1.74       -       1.90
        ======================================================================

5       RELATED PARTY TRANSACTIONS

        The Company has a $1.0 million loan commitment from Harbinger Corporation in the United States (a shareholder). Advances on the proposed loan commitment will be funded on a monthly basis as determined by Harbinger Corporation subject to the right of Harbinger Corporation at any time to discontinue advances under the loan agreement (except that in the event of the orderly liquidation of the Company, Harbinger Corporation must fund amounts necessary to enable the Company to satisfy its commitments).

        The Company has a license to use Harbinger Corporation's network and PC technology and will pay Harbinger Corporation certain royalty fees based on a percentage of software and network revenues, as defined. The Company paid no royalty revenue as of December 31, 1995.

        Under a management agreement, Harbinger Corporation provides certain consulting and management services to the Company.

Harbinger N.V. and subsidiaries


        Amounts charged to the Company by Harbinger Corporation for services provided during the two years and one month ended December 31, 1995 were $276,000, $285,000 and $95,000, respectively.

        During the year ended December 31, 1995, Harbinger Corporation reimbursed the Company for the cost of facilities in Hoorn, the Netherlands, which were deployed by benefit Harbinger Corporation. Certain administrative costs were also charged to Harbinger Corporation and are included in Recharged and other in the Consolidated Statements of Operations.

6       COMMITMENTS

EMPLOYEE BENEFIT PLANS

        The Company maintains a benefit plan for the benefit of employees, which is intended to be a tax-qualified defined contribution plan. Under the plan, employees 25 years or older are eligible to participate. The Company contributed $20,732 for the year 1995, and nothing for 1994 and 1993.

LEASES

        The Company leases office space and automobiles under operating leases which extend through 1999. Rent expense under all operating leases was approximately $150,606, $98,191 and zero for 1995, 1994 and 1993, respectively. Future minimum lease payments under operating leases with noncancelable lease terms in excess of one year for the next five years and the aggregate are as follows:



(in US$)


1996                                                        43,953
1997                                                        34,055
1998                                                        14,081
1999                                                         4,755
                                                            ------
                                                            96,844
                                                            ======


7       SUBSEQUENT EVENTS (UNAUDITED)

        Effective March 31, 1996, Harbinger Corporation acquired the remaining 78.9% of the common stock of Harbinger N.V. by exchanging 38,709 unregistered shares of Harbinger Corporation's common stock for Harbinger N.V.'s common stock.






                                      12

                                     F-14